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                                                                    EXHIBIT 3.77

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/16/2000
                                                          001415741 - 3017976

                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION

                                       OF

                            PANDA ONETA POWER I, LLC

      Panda Oneta Power I, LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the limited Liability Company Act of the State of Delaware, does hereby certify:

      FIRST: The name of the limited liability company (hereinafter called the "company") is Panda Oneta Power I, LLC

      SECOND: The original Certificate of Formation of Panda Oneta Power I, LLC was filed with the Delaware Secretary of State on Match 17, 1999.

      THIRD: The Amended and Restated Certificate of Formation of Panda Oneta Power II, LLC, in the form attached hereto has been duly adopted in accordance with the provisions of Section 18-208 of the Limited Liability Act of the State of Delaware and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Panda Oneta Power I, LLC, has caused this Amended and Restated Certificate of Formation to be signed by an Authorized Person on this 15th day of August, 2000.

                                   Panda Oneta Power I, LLC

                                   By: /s/ Lisa M. Bodensteiner
                                   ------------------------------------------
                                   Lisa M. Bodensteiner, Assistant Secretary

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                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION

                                       OF

                           CALPINE ONETA POWER I, LLC

      1.The name of the limited liability company is Calpine Oneta Power 1, LLC.

      2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.